NEWS RELEASE

Contact:    Matt Brown, SVP & CFO
U.S. Concrete, Inc.
817-835-4105

FOR IMMEDIATE RELEASE

U.S. CONCRETE ANNOUNCES EXTENSION OF EXCHANGE OFFER FOR ALL 9.5% CONVERTIBLE SECURED NOTES DUE 2015
EULESS, TEXAS – March 7, 2013 – U.S. Concrete, Inc. (NASDAQ: USCR) announced today that it has extended the expiration date to 12:00 midnight, New York City time, on March 21, 2013, for its previously announced offer to exchange up to $69,300,000 aggregate principal amount of newly issued 9.5% Senior Secured Notes due 2015 (“New Notes”) for all of the Company’s outstanding 9.5% Convertible Secured Notes due 2015 (CUSIP Nos. 90333LAE2 and 90333LAF9) (the “Convertible Notes”).
As of 5:00 pm, New York City time, on March 6, 2013, $34,692,000 aggregate principal amount of Convertible Notes have been tendered for exchange.
Except for the extension of the expiration date, all other terms and conditions of the Exchange Offer remain effective as of the date hereof. Amendments to the tender offer statement on Schedule TO (the “Schedule TO”) and the related Registration Statement on Form S-4 (the “Registration Statement”) are expected to be filed by the Company with the SEC on March 8, 2013, and will be disseminated.
None of the Company, its management or board of directors or the exchange and information agent makes any recommendation to any holder of Convertible Notes as to whether to tender any Convertible Notes in the Exchange Offer. None of the Company, its management or board of directors or the exchange and information agent has authorized any person to give any information or to make any representation in connection with the Exchange Offer other than the information and representations contained in Schedule TO, the prospectus (the “Prospectus”) contained in the Registration Statement or in the accompanying Letter of Transmittal.
Information on the Offer
Global Bondholder Services Corporation has been appointed as exchange agent and information agent for the Exchange Offer. Questions regarding the Exchange Offer should be directed to Global Bondholder Services Corporation, at (866) 924-2200 (toll-free). Requests for copies of the Prospectus and the Letter of Transmittal should also be directed to Global Bondholder Services Corporation by phone at (212) 430-3774 (for banks and brokers) and (866) 924-2200 (for all other callers) or in writing at 65 Broadway, Suite 404, New York, New York 10006.
This press release is for informational purposes only and does not constitute an offer to purchase, a solicitation of an offer to purchase, or an offer to sell or solicitation of an offer to sell any securities. The Exchange Offer may be made only pursuant to the terms and conditions of the Schedule TO, the Prospectus, the Letter of Transmittal and the other related materials. The securities offered in the Exchange Offer may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.
Additional Information and Where to Find It
The Schedule TO and the Registration Statement, which includes the Prospectus and the Letter of Transmittal, relating to the Exchange Offer and the New Notes offered thereby has been filed with the Securities and Exchange Commission, but the Registration Statement has not yet become effective. Holders of Convertible Notes are urged to read the Schedule TO and the Registration Statement, including the Prospectus, and the exhibits to those filings, including the Letter of Transmittal, together with any amendments to any of the foregoing carefully before making any decision with respect to the Exchange Offer because they contain important information regarding the Exchange Offer.
The Registration Statement, Prospectus, the Letter of Transmittal and other related Offer materials including the Schedule TO and any amendments to any of the foregoing are and will be available, free of charge, at the SEC’s website (www.sec.gov), at the Company’s website (www.us-concrete.com) or by contacting U.S. Concrete, Inc. at 817-835-4111 or email lrussell@us-concrete.com.

About U.S. Concrete, Inc.
U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. As of the date of this press release, the Company has 101 fixed and 11 portable ready-mixed concrete plants and seven producing aggregates facilities. During 2012, these plant facilities produced approximately 4.8 million cubic yards of ready-mixed concrete and 3.3 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. U.S. Concrete disclaims any obligation to update these statements and cautions you not to rely unduly on them. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from such activities, events, developments or transactions cannot be fully realized or the possibility that costs or difficulties related thereto will be greater than expected. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Additional risks affecting U.S. Concrete are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission; including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2011, and its subsequent filings on Form 10-Q, the Annual Report on Form 10-K for the year ended December 31, 2012, when it becomes available, and the Registration Statement, including any amendments thereto.
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